Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS

Eneti Inc
Majuro, Republic of Marshall Islands

We hereby consent to the use in the preliminary prospectus supplement, dated November 8, 2021, to the Prospectus constituting a part of the Registration Statement on Form F-3 (No. 333-251301) of Eneti Inc of our report dated October 27, 2021, relating to the consolidated financial statements of Atlantis Investorco Limited, which is contained in that preliminary prospectus supplement.

We also consent to the reference to us under the caption “Experts” in the preliminary prospectus supplement.

/s/ BDO LLP

BDO LLP
London, United Kingdom
November 8, 2021